SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2007 AND 2006 AND DECEMBER 31, 2006
(Dollars in thousands, except share data)

ASSETS

				Variance
	31-Mar-07	31-Mar-06	31-Dec-06	03/07-12/06
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 124,870	$ 133,996	$ 125,077	-0.17%
Interest-bearing deposits	841	816	780	7.82%
Federal funds sold and securities purchased under agreements to resell	53,279	86,514	73,407	-27.42%
Total cash and cash equivalents	178,990	221,326	199,264	-10.17%
INTEREST-BEARING DEPOSITS	56,517	51,366	51,455	9.84%
TRADING SECURITIES, at fair value	45,050	47,146	50,792	-11.30%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,366,023	1,569,238	1,409,789	-3.10%
OTHER INVESTMENT SECURITIES, at amortized cost	50,710	41,862	50,710	0.00%
LOANS HELD FOR SALE, net	191,096	295,296	196,277	-2.64%
LOANS, net	6,852,586	6,460,688	6,747,279	1.56%
ALLOWANCE FOR LOAN LOSSES	(115,171)	(87,717)	(106,863)	7.77%
ACCRUED INTEREST RECEIVABLE	93,423	96,988	102,244	-8.63%
PREMISES AND EQUIPMENT, net	54,861	56,944	56,299	-2.55%
GOODWILL	148,300	152,049	148,300	0.00%
INTANGIBLE ASSETS	47,212	50,424	47,427	-0.45%
OTHER ASSETS	224,965	197,919	235,195	-4.35%
	$ 9,194,562	$ 9,153,529	$ 9,188,168	0.07%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$ 773,289	$ 656,870	$ 746,089	3.65%
Interest-bearing	4,395,266	4,698,376	4,567,885	-3.78%
Total deposits	5,168,555	5,355,246	5,313,974	-2.74%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	1,585,030	1,375,000	1,628,400	-2.66%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	823,012	921,989	830,569	-0.91%
COMMERCIAL PAPER ISSUED	438,457	319,194	209,549	109.24%
TERM NOTES	41,853	40,525	41,529	0.78%
SUBORDINATED CAPITAL NOTES	244,709	242,579	244,468	0.10%
ACCRUED INTEREST PAYABLE	85,620	80,377	91,245	-6.16%
OTHER LIABILITIES	221,447	256,049	249,214	-11.14%
	8,608,683	8,590,959	8,608,948	0.00%

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued or outstanding	-	-	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued;
46,639,104 shares outstanding	126,626	126,626	126,626	0.00%
Capital paid in excess of par value	304,171	304,171	304,171	0.00%
Treasury stock at cost, 4,011,260 shares	(67,552)	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(41,296)	(53,440)	(44,213)	-6.60%
Retained earnings:
Reserve fund	137,511	133,759	137,511	0.00%
Undivided profits	126,419	119,006	122,677	3.05%
Total stockholders' equity	585,879	562,570	579,220	1.15%
	$ 9,194,562	$ 9,153,529	$ 9,188,168	0.07%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

(Dollars in thousands, except per share data)

	For the three months ended
	March 31,	March 31,
	2007	2006
INTEREST INCOME:
Loans	$ 148,355	$ 111,526
Investment securities	16,908	18,268
Interest-bearing deposits	1,150	959
Federal funds sold and securities purchased under
agreements to resell	666	1,331
Total interest income	167,079	2,084

INTEREST EXPENSE:
Deposits	45,964	38,637
Securities sold under agreements to repurchase
and other borrowings	37,779	28,247
Subordinated capital notes	3,934	2,414
Total interest expense	87,677	69,298

Net interest income	79,402	62,786

PROVISION FOR LOAN LOSSES	22,024	7,538
Net interest income after provision for loan losses	57,378	55,248

OTHER INCOME (LOSS):
Bank service charges, fees and other	12,317	11,670
Broker-dealer, asset management and insurance fees	16,288	15,045
Gain on sale of mortgage servicing rights	69	3
Gain (loss) on sale of loans	2,348	(2)
Other income (loss)	3,030	(302)
Total other income	34,052	26,414

OPERATING EXPENSES:
Salaries and employee benefits	31,829	26,556
Occupancy costs	5,574	4,649
Equipment expenses	1,165	1,040
EDP servicing, amortization and technical assistance	9,406	8,053
Communication expenses	2,685	2,318
Business promotion	3,453	2,581
Other taxes	3,106	2,376
Other operating expenses	14,829	12,139
Total operating expenses	72,047	59,712

Income before provision for income tax	19,383	21,950

PROVISION FOR INCOME TAX	7,654	8,594

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 11,729	$ 13,356
EARNINGS PER COMMON SHARE	$ 0.25	$ 0.29

SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	For the Quarters Ended
	31-Mar	31-Mar	31-Dec	1Q07/1Q06	1Q07/4Q06
	2007	2006	2006	Variation	Variation

Interest Income	$ 167,079	$ 132,084	$ 165,616	26.5%	0.9%
Tax equivalent adjustment	2,225	1,960	2,850	13.5%	-21.9%
Interest income on a tax equivalent basis	169,304	134,044	168,466	26.3%	0.5%
Interest expense	87,677	69,298	90,360	26.5%	-3.0%
Net interest income on a tax equivalent basis	81,627	64,746	78,106	26.1%	4.5%
Provision for loan losses	22,024	7,538	21,670	192.2%	1.6%

Net interest income on a tax equivalent basis after provision	59,603	57,208	56,436	4.2%	5.6%
Other operating income	31,704	26,416	33,569	20.0%	-5.6%
Gain on sale of securities	-	-	-	N/A	N/A
Gain on sale of loans	2,348	(2)	1,809	N/A	29.8%
Other operating expenses	72,047	59,712	73,281	20.7%	-1.7%
Income on a tax equivalent basis before income taxes	21,608	23,910	18,533	-9.6%	16.6%
Provision for income taxes	7,654	8,594	5,624	-10.9%	36.1%
Tax equivalent adjustment	(2,225)	(1,960)	(2,850)	13.5%	-21.9%
NET INCOME	$ 11,729	$ 13,356	$ 10,059	-12.2%	16.6%

SELECTED RATIOS:

Per share data (1):
Earnings per common share	$ 0.25	$ 0.29	$ 0.22
Average common shares
outstanding	46,639,104	46,639,104	46,639,104
Common shares outstanding
at end of period	46,639,104	46,639,104	46,639,104
Cash Dividends per Share	$ 0.16	$ 0.16	$ 0.16

(1) Per share data is based on the average number of shares outstanding during the period.
Basic and diluted earnings per share are the same.

SANTANDER BANCORP

	QTD	QTD	YTD	QTD
	31-Mar	31-Mar	31-Dec	31-Dec
SELECTED RATIOS	2007	2006	2006	2006

Net interest margin (1)	3.94%	3.24%	3.63%	3.67%
Return on average assets (2)	0.53%	0.65%	0.49%	0.44%
Return on average common equity (2)	8.20%	10.07%	7.66%	6.86%
Efficiency Ratio (1,3)	62.28%	65.50%	66.82%	65.66%
Non-interest income to revenues	16.93%	16.67%	16.08%	17.60%
Capital:
Total capital to risk-adjusted assets	10.96%	10.62%	-	10.93%
Tier I capital to risk-adjusted assets	7.88%	7.60%	-	7.87%
Leverage ratio	5.88%	6.11%	-	5.81%
Non-performing loans to total loans	1.74%	1.10%	-	1.54%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	1.92%	1.60%	-	1.84%
Allowance for loan losses to non-
performing loans	93.89%	118.03%	-	100.01%
Allowance for loans losses to period-
end loans	1.64%	1.30%	-	1.54%

OTHER SELECTED FINANCIAL DATA	3/31/2007	3/31/2006	12/31/2006
	(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)	$ 3,844.8	$ 4,092.4	$ 3,968.6
Broker-dealer customer accounts	5,845.0	5,002.0	5,648.0
Mutual fund and assets managed	2,997.0	2,941.0	2,936.0
Trust, institutional and private accounts assets under management	1,544.0	1,143.0	1,601.0
Total	$ 14,230.8	$ 13,178.4	$ 14,153.6

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities. Also excluding for 4Q06 FDIC assessement credits and gain on tax credits purchased.